Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-211497, No. 333-230708, No. 333-254345 and No. 333-277468) on Form S-8 and registration statement (No. 333-277465) on Form S-3 of Merus N.V. of our report dated February 27, 2025, with respect to the consolidated financial statements of Merus N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands
February 27, 2025